INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-81613 of Riviera Black Hawk, Inc. of our report dated February 19, 1999, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Riviera Black Hawk, Inc.'s' status as a development stage company) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP


Las Vegas, Nevada
October 14, 1999